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                                State of Delaware

                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAGICWORKS ENTERTAINMENT INCORPORATED", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF SEPTEMBER, A.D. 1998, AT 2 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                            /s/ Edward J. Freel
                                            Edward J. Freel, Secretary of State
2157668  8100                               AUTHENTICATION:  9301204
981355419                                            DATE:  09-15-98

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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      MAGICWORKS ENTERTAINMENT INCORPORATED

               (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)

         Magicworks Entertainment Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the Stat e of Delaware (the "Corporation"), hereby certifies:

         FIRST, that the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

         "RESOLVED that the Board of Directors of the Corporation deems and declares advisable an amendment to the Certificate of Incorporation to amend
Article IV to read in its entirety as follows:

         The aggregate number of shares which this Corporation shall have authority to issue is 10,000 shares, consisting of 10,000 shares of Common Stock, par value $0.001 per share (the "Shares").

                  Upon the filing of this Amendment to the Certificate of Incorporation with the Delaware Secretary of State, each Share issued and outstanding immediately prior to such filing (the "Old Shares") shall, without any action on the part of the holder thereof, be converted and reclassified into such number of fully paid and nonassessable Shares equal to the product of (A) the number of Old Shares held by such holder and (B) the quotient realized by dividing 100 by the total number of Old Shares outstanding determined on a fully diluted basis. Any fraction of a Share that would otherwise result pursuant to the preceding sentence (after aggregating all fractional shares held by each stockholder) shall automatically be eliminated. Each certificate representing Old Shares shall thereafter represent that number of Shares determined in the previous sentences; provided, however, that each person holding of record a stock certificate or certificates representing Old Shares shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of Shares to which such person is entitled."

         SECOND, that in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendments in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

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         THIRD, that the previously stated amendments to the Certificate of
Incorporation of the Corporation were duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Section 228(a) and 242 and of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of September, 1998.

                                        MAGICWORKS ENTERTAINMENT INCORPORATED


                                                 By: /s/ Thomas P. Benson
                                                 Name:  Thomas P. Benson
                                                 Title: Chief Financial Officer